EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Perficient, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333-130624, 333-147730, 333-157799, 333-160465, 333-183422, and 333-198589) on Form S-8 of Perficient, Inc. and subsidiaries (the Company) of our report dated March 3, 2016, with respect to the consolidated balance sheets of the Company as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which report appears in the December 31, 2015 annual report on Form 10-K of the Company.

Our report dated March 3, 2016, on the effectiveness of internal control over financial reporting as of December 31, 2015, contains an explanatory paragraph that states the Company acquired substantially all of the assets of Zeon Solutions Incorporated, Grand River Interactive LLC, and their Indian affiliate, Zeon Solutions Private Limited (collectively, Zeon) in January 2015, Market Street Solutions, Inc. (Market Street) in September 2015, and substantially all of the assets of The Pup Group, Inc. (Enlighten) in December 2015, and management excluded from its assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2015, Zeon's, Market Street's, and Enlighten's internal control over financial reporting collectively representing 13% and 7% of the Company's total assets and total revenues, respectively, included in the consolidated financial statements of the Company as of and for the year ended December 31, 2015. Our audit of internal control over financial reporting of the Company as of December 31, 2015, also excluded an evaluation of the internal control over financial reporting of Zeon, Market Street, and Enlighten.

 /s/  KPMG LLP
St. Louis, Missouri
March 3, 2016